     As filed with the Securities and Exchange Commission on October 1, 1997.
                                                       Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              Triumph Group, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                                        51-0347963
(State or other jurisdiction of incorporation         (I.R.S. Employer or
         organization)                                 Identification No.)

Four  Glenhardie  Corporate  Center
  1255 Drummers Lane, Suite 200
      Wayne, Pennsylvania                                           19087
(Address of Principal Executive Offices)                         (Zip Code)

                               Triumph Group, Inc.
                              1996 Stock Option Plan
                             (Full title of the plan)

                                  Richard C. Ill
                      President and Chief Executive Officer
                         Four Glenhardie Corporate Center
                          1255 Drummers Lane, Suite 200
                             Wayne, Pennsylvania  19087
                     (Name and address of agent for service)

                                  (610) 975-0420
          (Telephone number, including area code, of agent for service)


                                 with a copy to:
                           Gerald J. Guarcini, Esquire
                        Ballard Spahr Andrews & Ingersoll
                          1735 Market Street, 51st Floor
                      Philadelphia, Pennsylvania 19103-7599
                                  (215) 665-8500

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                  Proposed       Proposed
Title of                          Maximum        Maximum
Securities         Amount         Offering       Aggregate      Amount of
to be              to be          Price Per      Offering       Registration
Registered         Registered     Share          Price(1)       Fee
------------------------------------------------------------------------------
Common Stock,
par value $.001
per share          518,750(2)       (1)         $13,616,790      $4,127
------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(c) and (h), (a) on the basis of the average of the high and low prices of Triumph Group, Inc. Common Stock on September 24, 1997, as reported on the New York Stock Exchange for the 268,610 options to purchase shares of Common Stock, not currently issued under the Plan and (b) on the basis of $19.00, the exercise price for the 250,140 options to purchase shares of Common Stock currently outstanding under the Plan.

(2) Such number represents the number of shares of Common Stock initially issuable upon exercise of all options available for grant under the Plan.

          PART  I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of this Registration Statement will be given or sent to all officers and other key employees of Triumph Group, Inc. (the "Company") who participate in the Triumph Group, Inc. 1996 Stock Option Plan as specified by Rule 428 under the Securities Act of 1933, as amended.


           PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") by Triumph Group, Inc. (the "Company") (File No. 1-12235) are incorporated herein by reference:

       (i) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

       (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

       (iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on September 27, 1996.

         All documents subsequently filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

                Not applicable.


Item 5.   Interests of Named Experts and Counsel.

                Not applicable.


                                       1
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Item 6.   Indemnification of Directors and Officers.

         The Bylaws of the Company provide for indemnification of directors and officers in accordance with indemnification provisions of the Delaware General Corporation Law. The Delaware statute permits indemnification of directors and officers of a corporation under certain conditions and subject to certain limitations.

         The Company's Amended and Restated Certificate of Incorporation provides that, subject to certain limitations, no director shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.


Item 7.  Exemption from Registration Claimed.

                Not applicable.


Item 8.  Exhibits.

    4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to Registration Statement on Form S-1, Reg. No. 333-10777).

    5.1       Opinion of Ballard Spahr Andrews & Ingersoll

    23.1      Consent of Ernst & Young LLP

    23.3      Consent of Ballard Spahr Andrews & Ingersoll (contained in
              Exhibit 5.1)

    24.1      Power of Attorney (included on signature page of Registration
              Statement)

    99.1      Triumph Group, Inc. 1996 Stock Option Plan


                                       2
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Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                       4
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania on September 26, 1997.


                                              TRIUMPH GROUP, INC.


                                              By :     /s/ Richard C. Ill
                                                  ----------------------------
                                                    Richard C. Ill, President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below in so signing also makes, constitutes and appoints Richard C. Ill, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


         Signature                 Title                          Date

/s/ Richard C. Ill
------------------------
Richard C. Ill                President, Chief              September 26, 1997
                              Executive Officer
                              and Director (Principal
                              Executive Officer)

/s/ John R. Bartholdson
------------------------
John R. Bartholdson           Senior Vice President,        September 26, 1997
                              Chief Financial Officer,
                              Treasurer and Director
                              (Principal Financial
                              Officer)

/s/ Kevin E. Kindig
------------------------
Kevin E. Kindig               Controller (Principal          September 26, 1997
                              Accounting Officer)


                                       5

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/s/ Richard C. Gozon
------------------------
Richard C. Gozon              Director                      September 26, 1997


/s/ Claude F. Kronk
------------------------
Claude F. Kronk               Director                      September 26, 1997


/s/ Joseph M. Silvestri
------------------------
Joseph M. Silvestri           Director                       September 26, 1997


/s/ Michael A. Delaney
------------------------
Michael A. Delaney            Director                       September 26, 1997


                                       6
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                                 EXHIBIT INDEX

Exhibit
Number                Description
-------               -----------

4.1 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4 to Registration Statement on Form S-1, Reg. No. 333-10777).

5.1           Opinion of Ballard Spahr Andrews & Ingersoll

23.1          Consent of Ernst & Young LLP

23.3          Consent of Ballard Spahr Andrews & Ingersoll (contained in
              Exhibit 5.1)

24.1          Power of Attorney (included on signature page of Registration
              Statement)

99.1          Triumph Group, Inc. 1996 Stock Option Plan